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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 1 to Form S-3 of our reports dated February 6, 2002, except as to the subsequent event for which the date is as of March 7, 2002, relating to the financial statement and financial statement schedule, which appears in Prentiss Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 14, 2002